Exhibit 99.1

FOR IMMEDIATE RELEASE

Innovative Food Holdings Appoints Brady Smallwood as Chief Operating Officer

BONITA SPRINGS, FL. (May 17, 2023) – Innovative Food Holdings, Inc. (IVFH), a national seller of gourmet specialty foods to professional and home chefs today announced the hiring of Brady Smallwood as Chief Operating Officer. As Chief Operating Officer, Mr. Smallwood will develop, integrate, and oversee companywide strategies designed to maximize efficiencies and drive growth across all business categories.

“We are excited to welcome Brady to IVFH. His extensive experience developing and implementing profitable retail strategies at complex, multi-billion-dollar companies, including Kroger and Walmart, is complemented by his smaller company, eCommerce experience in the direct-to-consumer space. We believe Brady’s skillset will help drive and execute our strategic objectives and deliver value to our shareholders,” states Bill Bennett, CEO of Innovative Food Holdings. “As Brady and I have worked together in several capacities over the last decade, we have repeatedly focused on providing organizations with strategic structure and strong execution. I’m thrilled to welcome Brady to IVFH as we pursue the potentially incredible opportunities that lie ahead of the Company.”

Mr. Smallwood was most recently Sr. Director – eCommerce at The Kroger Co. In this role, he was responsible for the strategy, planning, and operations of Kroger’s $10+ billion eCommerce business. He also led the recent launch and implementation of Kroger’s rapid grocery delivery business. He joined Kroger from Walmart where he last served as Director – Merchandise Operations leading multiple digital transformation initiatives. Mr. Smallwood’s previous experience spans leading consumer, retail, and financial organizations including Younique Products, a former subsidiary of Coty, Inc., American Capital, and Freddie Mac. Mr. Smallwood received a bachelor’s degree in Business Management from Brigham Young University and obtained a master’s degree in Business Administration from The University of Chicago Booth School of Business, where he was an honors graduate and marketing scholarship recipient.

About Innovative Food Holdings, Inc.

At IVFH, we help make meals special. We provide access to foods that are hard to find, have a compelling story, or are on the forefront of food trends. Our gourmet foods marketplace connects the world’s best artisan food makers with top professional chefs and passionate home chefs nationwide. We curate the assortment, experience, and tech enabled tools that help our professional and home chefs create unforgettable experiences for their guests and families. IVFH’s owned online retail brands include www.igourmet.com, www.plantbelly.com and www.mouth.com.

Additional information is available at www.ivfh.com.

Forward-Looking Statements

This release contains certain forward-looking statements and information relating to Innovative Food Holdings, Inc. (the “Company”) that are based on the current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company. Such statements reflect the current views of the Company with respect to future events and are subject to certain assumptions, including those described in this release. Should one or more of these underlying assumptions prove incorrect, actual results may vary materially from those described herein as “should,” “could,” “will,” “anticipate,” “believe,” “intend,” “plan,” “might,” “potentially” “targeting” or “expect.” Additional factors that could also cause actual results to differ materially relate to the global COVID-19 crisis, international crisis, environmental and economic issues and other risk factors described in our public filings. The Company does not intend to update these forward-looking statements. The content of the websites referenced above are not incorporated herein.

Investor and Media Contact:

Andrew M. Berger

Managing Director

SM Berger & Company, Inc.

(216) 464-6400

andrew@smberger.com